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    As filed with the Securities and Exchange Commission on  February 11, 1999
                                                   Registration No. 333-56729

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                            SECURITIES AND EXCHANGE COMMISSION
                                  WASHINGTON, D.C.  20549

                           POST-EFFECTIVE AMENDMENT NO. 1 TO THE
                                          FORM S-1
                                  REGISTRATION STATEMENT
                             UNDER THE SECURITIES ACT OF 1933

                                 WEST ESSEX BANCORP, INC.

                                 WEST ESSEX BANK, F.S.B.
                               401(K) EMPLOYEE BENEFIT PLAN
                  (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

     UNITED STATES                         6035                  22-3597632
(State or Other Jurisdiction of (Primary Standard Industrial   (IRS Employer
Incorporation or Organization)   Classification Code Number  Identification No.)


                                   417 BLOOMFIELD AVENUE
                                CALDWELL, NEW JERSEY 07006
                                      (973) 226-7911
                    (Address, including zip code, and telephone number,
             including area code, of registrant's principal executive offices)

                                   LEOPOLD W. MONTANARO
                           PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                      WEST ESSEX BANK
                                   417 BLOOMFIELD AVENUE
                                CALDWELL, NEW JERSEY 07006
                                      (973) 226-7911
                 (Name, Address, Including Zip Code, and Telephone Number,
                        Including Area Code, of Agent for Service)

                                        Copies to:
                               DOUGLAS P. FAUCETTE, ESQUIRE
                                LORI M. BERESFORD, ESQUIRE
                               MULDOON, MURPHY & FAUCETTE LLP
                                5101 WISCONSIN AVENUE, N.W.
                                  WASHINGTON, D.C. 20016
                                      (202) 362-0840



















                       SALE TO THE PUBLIC CONCLUDED OCTOBER 2, 1998


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      This  Post-Effective   Amendment  No.  1  is  filed  for  the  purpose  of
deregistering 635,473 shares of the $.01 par value Common Stock (the "Common Stock") of West Essex Bancorp, Inc. (the "Company") heretofore registered and offered pursuant to the terms of the Prospectus dated August 13, 1998 (the "Prospectus"). The remaining 1,847,112 shares registered pursuant to this Registration Statement on Form S-1 have been issued and sold in accordance with the Prospectus in the Subscription Offering and Direct Community Offering described therein.

      The Company has determined that no further shares will be offered, sold and issued pursuant to the Prospectus. The Company therefore requests deregistration of the unissued shares of Common Stock registered pursuant to this Registration Statement as soon as is practicable after the filing of the Post-Effective Amendment No. 1.



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CONFORMED
                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Caldwell, State of New Jersey, on February 11, 1999.


West Essex Bancorp, Inc.



By:   /s/ Leopold W. Montanaro
      -----------------------------------
      Leopold W. Montanaro
      President, Chief Executive
      Officer and Director


      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

    Name                        Title                             Date
    ----                        -----                             ----

/s/ Leopold W. Montanaro        President, Chief Executive     February 11, 1999
----------------------------    Officer and Director
Leopold W. Montanaro            (principal executive officer)

/s/ Dennis A. Petrello          Executive Vice President and   February 11, 1999
----------------------------    Chief Financial Officer
Dennis A. Petrello              (principal accounting) and
                                financial officer)


            *                   Chairman of the Board
----------------------------
William J. Foody


            *                    Director
----------------------------
David F. Brandley


            *                    Director
----------------------------
Everett N. Leonard


            *                    Director
----------------------------
James P. Vreeland


            *                    Director
----------------------------
John J. Burke


*Pursuant to a Power of Attorney dated June 12, 1998 and filed as Exhibit 24.1 to the Registration Statement on Form S-1 of West Essex Bancorp, Inc. on June 12, 1998.


/s/ Leopold W. Montanaro         President, Chief Executive    February 11, 1999
----------------------------     Officer and Director
Leopold W. Montanaro